Calculation of Filing Fee Tables
S-8
Amplitude, Inc.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Class A Common Stock, $0.00001 par value per share, reserved for issuance pursuant to the Registrant's 2021 Incentive Award Plan	Other	6,701,675	$ 6.21	$ 41,617,401.75	0.0001381	$ 5,747.36
2	Equity	Class A Common Stock, $0.00001 par value per share, reserved for issuance pursuant to the Registrant's 2021 Employee Stock Purchase Plan	Other	1,340,335	$ 5.27	$ 7,063,565.45	0.0001381	$ 975.48
Total Offering Amounts:						$ 48,680,967.20		$ 6,722.84
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 6,722.84
Offering Note
[1]	(1) Pursuant to Rule 416 of the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement ("Registration Statement") shall also cover any additional shares of the Registrant's Class A Common Stock ("Class A Common Stock") that become issuable under the Registrant's 2021 Incentive Award Plan (the "2021 Plan") and the Registrant's 2021 Employee Stock Purchase Plan (the "ESPP") by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of Class A Common Stock. (2) Represents the additional shares of Class A Common Stock available for issuance under the 2021 Plan resulting from an annual increase as of January 1, 2026. (3) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) and Rule 457(c) of the Securities Act. The proposed maximum offering price per share and the proposed maximum aggregate offering price for shares reserved for future issuance under the 2021 Plan are based on the average of the high and the low prices of Class A Common Stock as reported on the Nasdaq Capital Market on February 17, 2026.

[2]	(1) Pursuant to Rule 416 of the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement ("Registration Statement") shall also cover any additional shares of the Registrant's Class A Common Stock ("Class A Common Stock") that become issuable under the Registrant's 2021 Incentive Award Plan (the "2021 Plan") and the Registrant's 2021 Employee Stock Purchase Plan (the "ESPP") by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of Class A Common Stock. (4) Represents the additional shares of Class A Common Stock available for issuance under the ESPP resulting from an annual increase as of January 1, 2026. (5) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) and Rule 457(c) of the Securities Act on the basis of the average of the high and the low prices of Class A Common Stock as reported on the Nasdaq Capital Market on February 17, 2026, multiplied by 85%. Pursuant to the ESPP, the purchase price of the shares of Class A Common Stock reserved for issuance thereunder will be at least 85% of the lower of the fair market value of a share of Class A Common Stock on the first trading day of the offering period or on the exercise date.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A